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THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE, NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                            INTERNET FASHION MALL LLC
                               6% Promissory Note


$1,000,000                                                         March 2, 1999
                                                              New York, New York


     INTERNET FASHION MALL LLC, a Delaware limited liability company (the "Company"), for value received, hereby promises to pay to FM/CCP INVESTMENT PARTNERS, LLC, with an address at 767 Fifth Avenue, New York, New York 10153, or registered assigns (the "Holder"), the principal amount of one million Dollars ($1,000,000) on the Maturity Date (as defined below), and to pay interest on the unpaid principal balance hereof at the rate of 6% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the Maturity Date all as hereafter further provided.

     In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

     1. PAYMENTS.

          (a) Principal of, and any accrued and unpaid interest on, this Note shall be due and payable in full on the Maturity Date. The "Maturity Date" shall be the date which is the earlier of (i) the third anniversary of the date of this Note (the "Stated Maturity Date"), (ii) the date of the closing of an initial public offering of securities of either the Company or the IPO Company, whichever occurs earlier, pursuant to a registration statement filed with the Securities and Exchange Commission under the Act, or (iii) if Benjamin Narasin is no longer an active member of senior management, and equity holder in, the Company, the IPO Company or any entity that, directly or indirectly, controls the Company (a "Change of Control"), on the date that the Holder demands payment of this Note; provided that the Holder must make such demand by notice to the Company within 30 days following written notice from the Company to the Holder of any such Change of Control, which notice from the Company shall be given as promptly as practical, but in any event




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within 10 days of any Change of Control. The term "IPO Company" means any corporation or other entity, the shares or other equity securities of which are issued to the members of the Company in consideration for the conversion, exchange or cancellation of the membership interests in the Company and/or the transfer of such Membership Interests to the IPO Company.

          (b) The Company may, at its option, prepay all or any part of the principal of this Note, without payment of any premium or penalty. The Holder may elect upon written notice to the Company at any time to apply any or all of the principal or interest then outstanding under this Note to payment of the exercise price due upon exercise of any Warrant; such application of amounts outstanding hereunder shall be deemed to be prepayment by the Company of such amounts. All payments on this Note shall be applied first to accrued interest hereon and the balance to the payment of principal hereof.

          (c) Payments of principal and interest on this Note shall be made by check sent to the Holder's address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          (d) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

     2. EVENTS OF DEFAULT.

     The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

          (a) A default in the payment of the principal or interest on this Note, when and as the same shall become due and payable.

          (b) The entry of a decree or order by a court having jurisdiction adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under




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federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

     3. REMEDIES UPON DEFAULT.

          Upon the occurrence of an Event of Default referred to in Section 2(c), the principal amount then outstanding of, and the accrued interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company. Upon the occurrence of an Event of Default referred to in Section 2(a) the entire principal amount then outstanding of, and the accrued interest on, this Note shall be due and payable immediately, without presentment, demand, protest or other formalities of any kind, all of which are expressly waived by the Company.

     4. TRANSFER.

          (a) Any Notes issued upon the transfer of this Note shall be numbered and shall be registered in a Note Register as they are issued. The Company shall be entitled to treat the registered holder of any Note on the Note Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other person, and shall not be liable for any registration or transfer of Notes which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Note shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Note or Notes to the person entitled thereto. This Note may be exchanged, at the option of the Holder thereof, for another Note, or other Notes of different denominations, of like tenor and representing in the aggregate a like principal amount, upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Notes to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.

          (b) The Holder acknowledges that it has been advised by the Company that this Note has not been registered under the Act, that the Note is being or has been issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the original Holder




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in the original Holder's Subscription Agreement executed and delivered on the date hereof. The Holder acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of the Note shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Note is registered under the Act, it being understood that the Note is not currently registered for sale and that the Company has no obligation or intention to so register the Notes or (ii) such sale, assignment, or transfer is exempt from registration under the Act.

     5. MISCELLANEOUS.

          (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address at 575 Madison Avenue, New York, New York 10022, Attention: Benjamin Narasin, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 5(a). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 5(a). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 5(a) shall be deemed given at the time of receipt thereof.

          (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and in the case of loss, theft or destruction, indemnity as the Company shall, at its option, reasonably request, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

          (c) No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

          (d) This Note has been negotiated and consummated in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of laws.

          (e) The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State, in each case sitting in New




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York County, in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 5(a).

     6. This Note, together with the Subscription Agreement dated the date hereof between the Company and the Holder, and the Warrant issued to the Holder on the date hereof, constitutes the entire agreement of the Company and the Holder with respect to the subject matter hereof and supercedes all prior agreements oral or written. This Note may be amended, or any of its provisions waived (which amendment or waiver shall be binding upon all future Holders) only by written consent or consents executed by the Company and the Holder of the Notes.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed and dated as of the day and year first above written.


                                              INTERNET FASHION MALL LLC


                                              By: /s/ Benjamin Narasin
                                                 ---------------------------
                                                 Name: Benjamin Narasin
                                                 Title: Managing Member